Exhibit 99.3

Leading bispecific TCR pipeline

	Candidate	Target (HLA type)	Indication	IND-enabling	Phase 1	Phase 2	Phase 3	Approved	
Oncology	KIMMTRAK	gp100-A02	Uveal (ocular) melanoma						On Market
			Adjuvant uveal (ocular) melanoma	ATOM sponsored by EORTC					Phase 3 ongoing
			2L+ advanced cutaneous melanoma	TEBE-AM					Phase 3 enrolment completion | 1H26
	Brenetafusp	PRAME-A02	1L advanced cutaneous melanoma	PRISM-MEL-301					Phase 3 ongoing
			Combo arms: Ovarian[1]						Phase 1/2 ongoing
			Combo arms: NSCLC[2]						
			Combo arms: Additional solid tumors						
	IMC-P115C	PRAME HLE-A02	Multiple solid tumors						Phase 1/2 ongoing
	IMC-T119C	PRAME-A24	Multiple solid tumors						
	IMC-R117C	PIWIL1-A02	Colorectal and GI cancers						Phase 1/2 ongoing
Infectious	**IMC-M113V[3]**	Gag-A02	Human Immunodeficiency Virus (HIV)						MAD Data | 1Q 2025
	IMC-I109V	Envelope-A02	Hepatitis B Virus (HBV)						SAD Data | 2025
Autoimmune	**IMC-S118AI**	PPI x PD1-A02	Type 1 Diabetes						CTA/IND[5] | 4Q 2025
	IMC-U120AI	CD1a x PD1 (non-HLA restricted)	Dermatology						CTA/IND[5] | 2026

[1] Platinum refractory or resistant serous ovarian carcinoma. [2] NSCLC = Non-small cell lung cancer [3] Program is wholly owned, development costs being provided by the Bill & Melinda Gates Foundation (BMGF), Immunocore retains all development and commercialization rights in the developed world. [4] Program is not HLA restricted (i.e. universal for all populations). [5] Submission

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